FIRST AMENDMENT TO THE EXECUTIVE SAVINGS PLAN
OF TYSON FOODS, INC.

THIS FIRST AMENDMENT is made on this 31st day of December, 2008 by Tyson Foods, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Employer”).

INTRODUCTION:

WHEREAS, the Employer maintains the Executive Savings Plan of Tyson Foods, Inc. (the “Plan”), which was last amended and restated by an indenture effective as of January 1, 2009; and

WHEREAS, the Employer now desires to amend the Plan to make a technical correction to the term “Separation from Service” as that term is used under the Plan.

NOW, THEREFORE, the Employer does hereby amend the Plan, effective as of January 1, 2009, by deleting the existing Section 1.19 in its entirety and by substituting therefor the following:

“1.19           Separation from Service.  ‘Separation from Service’ means the termination of the service relationship between a Member and the Employer (and its affiliates) if the termination constitutes a “separation from service” under Code Section 409A.  Notwithstanding the foregoing, the service relationship between a Member and the Employer is considered to remain intact while the Member is on military leave, sick leave or other bona fide leave of absence if there is a reasonable expectation that the Member will return to perform services for the Employer and the period of such leave does not exceed six months, or if longer, so long as the individual retains a right to return to service with the Employer under applicable law or contract.  Whether the Member has terminated the Member’s service relationship with the Employer will be determined by the Employer based on whether it is reasonably anticipated by the Employer and the Member that the Member will permanently cease providing services to the Employer (and its affiliates) or that the services to be performed by the Member will permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed by the Member over the immediately preceding 36-month period or such shorter period during which the Member was performing services for the Employer (and its affiliates).  If a leave of absence occurs during such 36-month or shorter period which is not considered a Separation from Service, unpaid leaves of absence shall be disregarded and the level of services provided during any paid leave of absence shall be presumed to be the level of services required to receive the compensation paid with respect to such leave of absence.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this First Amendment.

IN WITNESS WHEREOF, the Employer has caused this First Amendment to be executed on the day and year first above written.

TYSON FOODS, INC.
		By:	/s/ Dennis Leatherby
		Title:	Exec. Vice President and Chief Financial Officer

ATTEST:
By:	/s/ R. Read Hudson
Title	VP, Assoc. General Counsel and Secretary